UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2012
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

331 N. Main Street Euless, Texas 76039 (Address of principal executive offices, including ZIP code)
(817) 835-4100 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 3, 2012, U.S. Concrete, Inc. (the “Company”) announced that it had entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) to sell substantially all of the Company’s California pre-cast operations, comprised of the operations of Central Precast Concrete, Inc., San Diego Precast Concrete, Inc. and Sierra Precast, Inc., to Oldcastle Precast, Inc.  The press release related to the sale was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on August 3, 2012.

On August 20, 2012, the Company completed the sale of substantially all of the Company’s California pre-cast operations to Oldcastle Precast, Inc. for $21,250,000 in cash (subject to customary purchase price adjustments).  The sale occurred pursuant to the terms of the Asset Purchase Agreement.  A press release dated August 20, 2012 announcing the completion of the sale is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release of U.S. Concrete, Inc. dated August 20, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2012	U.S. CONCRETE, INC. By: /s/ William J. Sandbrook William J. Sandbrook President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of U.S. Concrete, Inc. dated August 20, 2012.